UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 13, 2026, Xeris Biopharma Holdings, Inc. (the “Company”), through its wholly owned subsidiary, Xeris Pharmaceuticals, Inc., filed patent infringement lawsuits in the United States District Court for the District of New Jersey against defendants (i) Torrent Pharma Inc., Torrent Pharmaceuticals Limited, Cycle Pharmaceuticals Limited, Lemed Pharmacy III, LLC, and Lemed Specialty Pharmacy Arizona, LLC; and (ii) Rising Pharma Holdings, Inc. and Rising Pharma Specialties Pvt. Ltd. in two separate actions. These lawsuits were filed following the grant of U.S. Patent No. 12,758,502 (the “’502 patent”) related to the Company’s KEVEYIS® (dichlorphenamide) product.

The complaints allege that each of the defendants will infringe the ’502 patent by making, using, selling, offering for sale, and/or importing their generic dichlorphenamide products. The Company is seeking a judgment of infringement, injunctive relief prohibiting further infringement, monetary damages adequate to compensate for the infringement, enhanced damages where permitted by law, attorneys’ fees, costs, and such other relief as the court deems appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2026	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer